UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of Earliest Event Reported)
November 2, 2008
General Growth Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

110 N. Wacker Drive, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
(312) 960-5000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(c) On November 2, 2008, General Growth Properties, Inc. (the “Company”) entered into employment agreements (the “Agreements”) with Adam S. Metz, the Company’s interim Chief Executive Officer, and Thomas H. Nolan, Jr. the Company’s interim President.
The Agreements are effective as of October 26th, 2008, have a fixed one-year term (the “Term”) and provide for a base salary of $1,500,000 for Mr. Metz and $1,250,000 for Mr. Nolan. Messrs. Metz and Nolan are each eligible for a fixed bonus of $2,000,000 and $1,600,000, respectively, payable quarterly in equal installments. In addition, Messrs. Metz and Nolan are each eligible for a discretionary annual bonus of up to $1,000,000 and $800,000, respectively, payable at the end of the Term, which discretionary bonus is subject to reduction based on Company and individual performance.
Pursuant to the Agreements, the Company has granted each of Messrs. Metz and Nolan an employment inducement award of options to acquire 1,000,000 and 800,000 shares, respectively, of the Company’s common stock (the “Option Grants”). The Option Grants were awarded in accordance with the New York Stock Exchange employment inducement grant exemption and were therefore not awarded under any of the Company’s stockholder approved equity plans. These stock options have an exercise price equal to the closing price of the Company’s common stock on November 3, 2008 and vest in their entirety on October 25, 2009 (or upon a change in control).
If the Company terminates either Mr. Metz’s or Mr. Nolan’s employment without “cause” during the Term, then the terminated executive is eligible (subject to execution of a release in favor of the Company) to receive a lump sum payment equal to the executive’s base salary through the end of the Term, vesting of a pro-rata portion (but not less than 50%) of the Option Grants, and continuation of medical and dental benefits for the remainder of Term.
If the Company terminates Mr. Metz’s or Mr. Nolan’s employment without “cause” after a change in control, then in addition to the severance payments above, the terminated executive would receive any unpaid fixed bonus and the year-end discretionary bonus at the amounts stated above. The Agreements also provide for a gross-up payment for certain excise taxes under Section 4999 of the Internal Revenue Code, subject to stated limits in the Agreements.
The above description of the Agreements and Option Grants is qualified in its entirety by reference to the Agreements and Non-Qualified Stock Option Agreements by and between the Company and each of Messrs. Metz and Nolan, which are attached as exhibits hereto and are hereby incorporated by reference.

ITEM 8.01	OTHER EVENTS
On November 3, 2008, the Company issued a press release announcing the Agreements and Option Grants. A copy of such information is being filed as Exhibit 99.1 of this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of November 2, 2008 by and among the Company, GGP Limited Partnership and Adam S. Metz.

10.2	Employment Agreement dated as of November 2, 2008 by and among the Company, GGP Limited Partnership and Thomas H. Nolan, Jr.

10.3	Non-Qualified Stock Option Agreement dated as of November 3, 2008 by and between the Company and Adam S. Metz.

10.4	Non-Qualified Stock Option Agreement dated as of November 3, 2008 by and between the Company and Thomas H. Nolan, Jr.

99.1	Press release titled “General Growth Announces Employment Agreements with Interim CEO and President” dated November 3, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.
	By:	/s/ Thomas H. Nolan, Jr.
Thomas H. Nolan, Jr.
Date: November 3, 2008		Interim President

EXHIBIT INDEX

Exhibit
Number	Name

10.1	Employment Agreement dated as of November 2, 2008 by and among the Company, GGP Limited Partnership and Adam S. Metz.

10.2	Employment Agreement dated as of November 2, 2008 by and among the Company, GGP Limited Partnership and Thomas H. Nolan, Jr.

10.3	Non-Qualified Stock Option Agreement dated as of November 3, 2008 by and between the Company and Adam S. Metz.

10.4	Non-Qualified Stock Option Agreement dated as of November 3, 2008 by and between the Company Thomas H. Nolan, Jr.

99.1	Press release titled “General Growth Announces Employment Agreements with Interim CEO and President” dated November 3, 2008.